Exhibit 2
Distribution Financial Services Marine Trust 1999-2
December 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                            $495,026,519.19
Beginning Pool Factor                                                                  1.00000000

Distribution Allocable to Principal on Notes
                       Prior                              Current
        Class     Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 of orig.prin.bal.
        A-1            $0.00       0.0000000            $8,195,577.16      38.8235661
        A-2            $0.00       0.0000000                    $0.00       0.0000000
        A-3            $0.00       0.0000000                    $0.00       0.0000000
        A-4            $0.00       0.0000000                    $0.00       0.0000000
        A-5            $0.00       0.0000000                    $0.00       0.0000000
          B            $0.00       0.0000000                    $0.00       0.0000000
          C            $0.00       0.0000000                    $0.00       0.0000000

Distribution Allocable to Interest on Notes
                       Prior                             Current
Class   Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
A-1      5.50%           $0.00       0.0000000         $712,144.09       3.3735236
A-2      5.98%           $0.00       0.0000000         $276,908.88       4.9833330
A-3      6.20%           $0.00       0.0000000         $558,666.50       5.1666670
A-4      6.48%           $0.00       0.0000000         $357,517.80       5.4000000
A-5    6.6656%           $0.00       0.0000000         $299,946.45       5.5546670
  B      6.93%           $0.00       0.0000000         $190,575.00       5.7750000
  C      7.61%           $0.00       0.0000000         $139,516.67       6.3416670

Note Balance After Giving Effect to Principal Distribution
        Class     Beginning Balance    Pool Factor   Ending Balance   Pool Factor
        A-1        155,376,893.18        1.0000000  $147,181,316.02     697.2179557
        A-2         55,567,000.00        1.0000000   $55,567,000.00       1.0000000
        A-3        108,129,000.00        1.0000000  $108,129,000.00       1.0000000
        A-4         66,207,000.00        1.0000000   $66,207,000.00       1.0000000
        A-5         53,999,000.00        1.0000000   $53,999,000.00       1.0000000
          B         33,000,000.00        1.0000000   $33,000,000.00       1.0000000
          C         22,000,000.00        1.0000000   $22,000,000.00       1.0000000
Servicing Fee                                                                         $206,261.05
Servicing Fee Per $1,000 of Orig.Note                                                   0.3750201

Realized Losses                                                                       $318,951.18

Reserve Account Balance                                                            $20,078,993.04

Payments Received with Respect to Receivables During Most Recently Ended
Collection Period                                                                  $11,098,864.99
        Interest Payments Received                                                  $3,503,476.05
        Scheduled Principal Payments Received                                       $2,067,423.28
        Principal Prepayments Received                                              $5,527,965.66

Distribution to Residual Interestholders                                                    $0.00

Noteholders' Interest Carryover Shortfall                                                   $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                               0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related
Collection Period                                                                           $0.00

Ending Pool Balance                                                               $487,112,179.07
Ending Pool Factor                                                                     0.88565833